UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2007

DUSSAULT APPAREL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52452

(Commission File Number)

98-0513727

(IRS Employer Identification No.)

3742 West 10th Avenue, Vancouver, British Columbia, Canada V6R 2G4

(Address of principal executive offices and Zip Code)

604.728.4613

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

We have entered into a management employment whereby we have agreed to retain Mr. Fitzgerald as our President for a period of three years, pursuant to which we have agreed to pay Mr. Fitzgerald $340,000 per year and issue 1,972,000 shares of restricted common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, we appointed Terry Fitzgerald as a member of our board of directors and our President. Our board of directors now consists of Jason Dussault and Terry Fitzgerald.

Terry Fitzgerald

Mr. Fitzgerald brings to our Company 16-years of corporate experience in the licensing, design, entertainment, and manufacturing arenas. After graduating from university in British Columbia, Canada, he relocated to Portland, Oregon to help create the McFarlane Group of companies with partner Todd McFarlane. In 1992, Todd McFarlane Productions, Inc., a comic book company that to date has sold over 125 million comic books, in 30 different languages worldwide, was formed. He was integral in the acquisition and subsequent expansion of a manufacturing company that would later be known as McFarlane Toys. This company is known for its highly detailed action figures of licensed properties such as the Simpsons, Halo, the Matrix, Kiss, Elvis, MLB, NBA, NFL and NHL players, the Terminator, and the Beatles. With his vital involvement at the executive level, the McFarlane Group has grown from a two-person organization to one that now has distribution in four continents at such retailing partners as Wal-Mart, Target, K-Mart, Toys’R’Us and Kaybee. To date total retail spending on McFarlane Toys action figures totals well over $1 billion. As President and COO of Todd McFarlane Entertainment, Inc., he oversaw the development and production of feature films and television series for New Line Cinema, Paramount Pictures, Universal Pictures, Warner Bros. Pictures, Home Box Office, UPN and Fox Television. Mr. Fitzgerald’s role as producer and/or director of these projects, as well as on music videos, has garnered him two Emmy Awards, two Grammy Award nominations with one win, nine MTV Music Video Award nominations with two wins and one MuchMusic Music Video Award.

Family Relationships

There are no family relationships with Terry Fitzgerald or any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Terry Fitzgerald has had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

10.1	Agreement with Terry Fitzgerald dated June 22, 2007
99.1	News Release dated June 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By: /s/ Jason Dussault

Jason Dussault
Director

Dated: June 25, 2007

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